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                                                                    EXHIBIT (12)

FIRST UNION CORPORATION AND SUBSIDIARIES
COMPUTATIONS OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
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                                                                                                Years Ended December 31,
                                                                ---------------------------------------------------------

(In millions)                                                        2000        1999        1998       1997        1996
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
EXCLUDING INTEREST
  ON DEPOSITS
  Pretax income from continuing
    operations                                                $       632       4,831       3,965      3,793       3,534
  Fixed charges, excluding capitalized
    interest                                                        4,963       3,751       3,504      2,526       2,224
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        Earnings                                          (A) $     5,595       8,582       7,469      6,319       5,758
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Interest, excluding interest on deposits                      $     4,828       3,645       3,395      2,420       2,120
One-third of rents                                                    135         106         109        106         104
Capitalized interest                                                    -           -           -          -           5
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        Fixed charges                                     (B) $     4,963       3,751       3,504      2,526       2,229
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Consolidated ratios of earnings to
  fixed charges, excluding interest
  on deposits                                         (A)/(B)        1.13 X      2.29        2.13       2.50        2.58
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INCLUDING INTEREST
  ON DEPOSITS
  Pretax income from continuing
    operations                                                $       632       4,831       3,965      3,793       3,534
  Fixed charges, excluding capitalized
    interest                                                       10,232       7,805       7,820      6,674       6,255
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        Earnings                                          (C) $    10,864      12,636      11,785     10,467       9,789
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Interest, including interest on deposits                      $    10,097       7,699       7,711      6,568       6,151
One-third of rents                                                    135         106         109        106         104
Capitalized interest                                                    -           -           -          -           5
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        Fixed charges                                     (D) $    10,232       7,805       7,820      6,674       6,260
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Consolidated ratios of earnings to
  fixed charges, including interest
  on deposits                                         (C)/(D)        1.06 X      1.62        1.51       1.57        1.56
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